EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Mid Cap Growth VP     SEE ATTACHED
------------------------------------  -----------------------------------
Name of Fund                          Date of Trade

SEE ATTACHED                          BIDS
------------------------------------  -----------------------------------
Security                              Name of Affiliated Broker

$1,150.07                             $0.004
------------------------------------  -----------------------------------
Total Commission                      Unit Cost of Commission (i.e., per
                                      share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/: $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions: $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
------------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                     FOR THE QUARTER ENDING: June 30, 2014

Rule 17e-1 Form (Affiliated Broker Transactions)


Client Name                         Affiliated Broker Name  Trade Date Transaction Symbol         Security Name          Shares
-----------                         ----------------------  ---------- ----------- ------ ------------------------------ -------
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/2/2014      Buy     TRIPUS               TRIPADVISOR INC    4,719
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/3/2014     Sell       YNDX                     YANDEX NV   28,206
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/3/2014     Sell     ZNGAUS                     ZYNGA INC   87,029
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/4/2014     Sell     MELIUS              MERCADOLIBRE INC    2,037
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/4/2014     Sell     AKAMUS       AKAMAI TECHNOLOGIES INC    6,386
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/7/2014      Buy      MSIUS                      MOTOROLA      979
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/7/2014      Buy     FEYEUS                   FIREEYE INC   10,498
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/7/2014     Sell     GRPNUS                   GROUPON INC   10,915
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         4/8/2014     Sell     GRPNUS                   GROUPON INC    6,744
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/10/2014     Sell     AKAMUS       AKAMAI TECHNOLOGIES INC    7,930
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/10/2014     Sell      MLMUS MARTIN MARIETTA MATERIALS INC   17,386
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/15/2014      Buy     TWTRUS                   TWITTER INC    7,990
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/17/2014      Buy     SPLKUS                    SPLUNK INC    1,661
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/22/2014      Buy      CFXUS                   COLFAX CORP    8,064
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/22/2014     Sell       YNDX                     YANDEX NV    9,767
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/23/2014      Buy      CFXUS                   COLFAX CORP   13,373
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/24/2014      Buy     SPLKUS                    SPLUNK INC    1,133
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/24/2014      Buy      CFXUS                   COLFAX CORP    7,215
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/25/2014      Buy     SPLKUS                    SPLUNK INC    2,294
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/28/2014      Buy     SPLKUS                    SPLUNK INC      850
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        4/28/2014      Buy     WDAYUS                   WORKDAY INC    1,162
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         5/5/2014     Sell     DNKNUS      DUNKIN' BRANDS GROUP INC    7,094
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         5/6/2014      Buy     WDAYUS                   WORKDAY INC    4,608
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         5/8/2014     Sell       ITUS                   GARTNER INC    1,153
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        5/12/2014     Sell      FLTUS     FLEETCOR TECHNOLOGIES INC    5,503
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        5/20/2014     Sell      MSIUS                      MOTOROLA    2,849
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        5/22/2014      Buy     CTRPUS   CTRIP.COM INTERNATIONAL ADR    4,008
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        5/28/2014      Buy     CTRPUS   CTRIP.COM INTERNATIONAL ADR    6,612
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)         6/2/2014      Buy     CTRPUS   CTRIP.COM INTERNATIONAL ADR    3,227
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        6/10/2014      Buy       KORS      MICHAEL KORS HOLDINGS LT    3,686
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        6/12/2014      Buy     LNKDUS                 LINKEDIN CORP    1,319
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        6/12/2014      Buy       KORS      MICHAEL KORS HOLDINGS LT    3,591
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        6/13/2014      Buy       KORS      MICHAEL KORS HOLDINGS LT    7,530
                                                                                                                         -------
                                                                                                                  TOTAL  287,518
                                                                                                                         =======

                                             Broker Commission   Total
Client Name                          Price    Cost Per Share   Commission   Total Cost
-----------                         -------- ----------------- ---------- --------------
Transamerica MS Mid Cap Growth, VP  $ 94.190      $0.0040      $   18.88  $   444,576.99
Transamerica MS Mid Cap Growth, VP  $ 30.552      $0.0040      $  112.82  $   861,166.54
Transamerica MS Mid Cap Growth, VP  $  4.201      $0.0040      $  348.12  $   363,894.97
Transamerica MS Mid Cap Growth, VP  $ 88.848      $0.0040      $    8.15  $   180,939.45
Transamerica MS Mid Cap Growth, VP  $ 54.375      $0.0040      $   25.54  $   347,103.35
Transamerica MS Mid Cap Growth, VP  $ 64.195      $0.0040      $    3.92  $    62,866.48
Transamerica MS Mid Cap Growth, VP  $ 50.560      $0.0040      $   41.99  $   530,988.84
Transamerica MS Mid Cap Growth, VP  $  7.514      $0.0040      $   43.66  $    81,797.37
Transamerica MS Mid Cap Growth, VP  $  7.415      $0.0040      $   26.98  $    49,867.40
Transamerica MS Mid Cap Growth, VP  $ 53.155      $0.0040      $   31.72  $   421,351.23
Transamerica MS Mid Cap Growth, VP  $127.753      $0.0040      $   69.54  $ 2,220,709.89
Transamerica MS Mid Cap Growth, VP  $ 41.590      $0.0040      $   31.96  $   332,463.90
Transamerica MS Mid Cap Growth, VP  $ 67.150      $0.0040      $    6.64  $   111,569.37
Transamerica MS Mid Cap Growth, VP  $ 73.440      $0.0040      $   32.26  $   592,381.44
Transamerica MS Mid Cap Growth, VP  $ 29.550      $0.0040      $   39.07  $   288,413.13
Transamerica MS Mid Cap Growth, VP  $ 73.266      $0.0040      $   53.49  $   980,048.33
Transamerica MS Mid Cap Growth, VP  $ 57.510      $0.0040      $    4.53  $    65,181.49
Transamerica MS Mid Cap Growth, VP  $ 70.700      $0.0040      $   28.86  $   510,245.52
Transamerica MS Mid Cap Growth, VP  $ 57.011      $0.0040      $    9.18  $   130,829.80
Transamerica MS Mid Cap Growth, VP  $ 54.535      $0.0040      $    3.40  $    46,371.75
Transamerica MS Mid Cap Growth, VP  $ 67.180      $0.0040      $    4.65  $    78,086.40
Transamerica MS Mid Cap Growth, VP  $ 45.625      $0.0040      $   28.38  $   323,514.71
Transamerica MS Mid Cap Growth, VP  $ 75.908      $0.0040      $   18.43  $   349,877.15
Transamerica MS Mid Cap Growth, VP  $ 71.360      $0.0040      $    4.61  $    82,253.20
Transamerica MS Mid Cap Growth, VP  $122.920      $0.0040      $   22.01  $   676,303.75
Transamerica MS Mid Cap Growth, VP  $ 66.265      $0.0040      $   11.40  $   188,727.83
Transamerica MS Mid Cap Growth, VP  $ 55.348      $0.0040      $   16.03  $   221,914.94
Transamerica MS Mid Cap Growth, VP  $ 55.136      $0.0040      $   26.45  $   364,693.46
Transamerica MS Mid Cap Growth, VP  $ 56.530      $0.0040      $   12.91  $   182,486.85
Transamerica MS Mid Cap Growth, VP  $ 93.920      $0.0040      $   14.74  $   346,262.84
Transamerica MS Mid Cap Growth, VP  $165.078      $0.0040      $    5.28  $   217,764.66
Transamerica MS Mid Cap Growth, VP  $ 95.230      $0.0040      $   14.36  $   342,042.75
Transamerica MS Mid Cap Growth, VP  $ 94.037      $0.0040      $   30.12  $   708,245.45
                                                               ---------  --------------
                                                               $1,150.07  $12,704,941.23
                                                               =========  ==============

/s/ Kelly Daniels
----------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment
Management, Inc.


                                       1

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                        for quarter ended June 30, 2014

Name of Fund: Transamerica MS Mid Cap Growth VP

Total broker-dealer commissions paid by the Fund during quarter: $183,938.91

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $1,150.07

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Dean DiPierro                                     7/10/14
---------------------------------------               ---------
Dean DiPierro                                         Date
Executive Director